UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2005

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	Commission File No.: 0-26823	73-1564280
(State or other jurisdiction of incorporation or organization)		(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 600, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 17, 2005, Alliance Resource Operating Partners, L.P. (the “Intermediate Partnership”) entered into an agreement (“Amendment No. 1 to Credit Agreement”) to amend their Credit Agreement among the Intermediate Partnership and JPMorgan Chase Bank, N.A. (as paying agent), Citicorp USA , Inc. and JPMorgan Chase Bank, N.A. (as co-administrative agents) and lenders named therein.

Amendment No. 1 to the Credit Agreement amends Section 5.04(d) of the agreement to increase the maximum capital expenditures from $50,600,000 and $50,200,000 for the years ending December 31, 2005 and 2006, respectively to $125,000,000 for each of the years ended December 31, 2005 and 2006. A copy of Amendment No. 1 is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

10.1	Amendment No. 1 dated March 17, 2005 to the Credit Agreement dated as of August 22, 2003, among Alliance Resource Operating Partners, L.P., JPMorgan Chase Bank, N.A. (as paying agent), Citicorp USA , Inc. and JPMorgan Chase Bank, N.A. (as co-administrative agents) and lenders named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC, its managing general partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Date: March 22, 2005

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